EXHIBIT (i)(2)

CONSENT OF COUNSEL

     I consent to the incorporation by reference in this Post-Effective Amendment No. 163 to the Registration Statement of Eaton Vance Mutual Funds Trust (1933 Act File No. 02-90946) of my opinion dated December 1, 2010 which was filed as Exhibit (i) to Post-Effective Amendment No. 162.

/s/ David D. Barr David D. Barr, Esq.

February 24, 2011 Boston, Massachusetts